CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Fieldstone Merlin Dynamic Large Cap Growth ETF ("the Fund"), a series of shares of beneficial interest in Spinnaker ETF Trust, and to the use of our report dated July 18, 2017 on the Fund's Statement of Assets and Liabilities as of July 12, 2017. Such financial statement appears in the Fund's Statement of Additional Information.

    BBD, LLP

Philadelphia, Pennsylvania
August 17, 2017